Exhibit 99.1

                     SOMANETICS REPORTS RECORD NET REVENUES
                 AND INCOME BEFORE INCOME TAXES FOR FISCAL 2005

    * Fourth quarter net revenues climbed 61 percent to a record $6.2 million, led by a 67 percent increase in U.S. net revenues.
    *  Gross margins increased to 88 percent in the fourth quarter.
    * Fiscal 2005 net revenues increased 63 percent to a record $20.5 million, led by a 64 percent increase in U.S. net revenues.
    * Fiscal 2005 net income was $7.8 million, or $0.66 per diluted share, including a one-time, non-cash impairment expense of $929,093 in SG&A for the CorRestore intangible asset and a $3.3 million tax benefit, both accounted for in the fourth quarter of 2005.
    * Somanetics received FDA 510(k) clearance to expand its labeling for the INVOS System to include monitoring changes in blood oxygen saturation elsewhere in the body in somatic, or skeletal muscle, tissue in patients with or at risk for restricted blood flow.
    * During the first half of 2006 Somanetics expects to launch its next generation four-channel INVOS System monitor that allows for simultaneous cerebral and somatic tissue blood oxygen saturation change monitoring.
    * Company announces plans to accelerate investments to capitalize on the opportunities for its next generation INVOS System and offers guidance for fiscal 2006 of approximately 50 percent growth in net revenues, 88 percent gross margins and diluted earnings per share of $0.40 to $0.42 before considering recognition of additional deferred tax assets.

    TROY, Mich., Jan. 31 /PRNewswire-FirstCall/ -- Somanetics Corporation (Nasdaq: SMTS) reported record financial results for the fourth fiscal quarter and year ended November 30, 2005.

    "We are very pleased with our financial performance for 2005. During the year we continued to innovate, advance our technology and work to enhance our intellectual property position," said Bruce Barrett, Somanetics' president and chief executive officer. "Also during the year clinical results that validated the importance of monitoring the brain and other regions of the body with our INVOS technology were presented, we expanded into the pediatric ICU, and increased our selling, marketing and education resources."

    Fourth Quarter Results

    Fourth quarter 2005 net revenues increased 61 percent to $6.2 million from $3.8 million in the same period of 2004. U.S. net revenues increased 67 percent to $5.2 million from $3.1 million in the same period of 2004. International net revenues increased 31 percent to $921,691 from $702,335 in the fourth quarter of 2004.

    Somanetics reported fourth quarter net income before taxes of $741,609, including a non-cash impairment expense of $929,093 in connection with the write-off of the intangible asset associated with the acquisition of the license for the CorRestore System, compared to net income before taxes of $764,379 in the fourth quarter of 2004.

    Gross margins increased to 88 percent, from 85 percent in the fourth quarter of 2004.

    Fiscal 2005 Results

    For the fiscal year ended November 30, 2005, net revenues increased 63 percent to a record $20.5 million from $12.6 million a year ago. U.S. net revenues increased 64 percent to $17.2 million and international net revenues increased 58 percent to $3.3 million.

    Fiscal 2005 net income was approximately $7.8 million, or $0.66 per diluted share. Somanetics recognized additional deferred tax assets of approximately $3.3 million related to expected future tax benefits of net operating loss carryforwards, in accordance with required accounting guidance.

    Fiscal 2005 gross margins increased to 87 percent from 84 percent in fiscal 2004. Somanetics ended fiscal 2005 with a cash balance of $13.1 million.

    Recent Highlights

    Fiscal 2005 was highlighted by significant achievements in the areas of clinical data, emerging applications for the INVOS technology and sales and marketing programs.

    Positive Clinical Development for Diabetic Cardiac Surgery Patients

    In May, John Murkin, M.D., professor of anesthesiology at the University of Western Ontario, presented the results of a 56-patient substudy of his previously-reported prospective, randomized, blinded intervention study using the INVOS System to help manage regional brain blood oxygen saturation of cardiac surgery patients. The study showed that avoidance of cerebral oxygen desaturations in actively managed diabetic cardiac surgery patients was associated with improved clinical outcomes, including shorter ventilation times and shorter stays in the intensive care unit and hospital. Diabetic patients have impaired cerebral autoregulation and oxygenation during cardiac surgery, which presents a challenge for managing these patients. Dr. Murkin stated that "clinical outcomes were improved to the point that there were no significant differences between diabetics and non-diabetics, essentially leveling the playing field for patients who traditionally have had poorer outcomes during cardiac surgery."

    New Data Shows Use of INVOS System Reduces Hospital Costs

    Two studies presented during the year demonstrated that using the Company's INVOS System to help manage regional brain blood oxygen saturation in cardiac surgery patients positively impacted hospital costs of care.

    One study involved a retrospective review of data from the previously-reported cardiac surgery clinical trial conducted by John Murkin, M.D. The financial analysis of 200 patients, conducted by Leaden Hickman, Ph.D., assistant professor, health sciences and administration at the University of Michigan, showed measurable cost differences between the intervention and control groups.

    The second study, by Scott Goldman, M.D., chairman, department of surgery, Main Line Health Center, was a financial analysis based on an earlier published controlled, retrospective trial evaluating the incidence of stroke in 2,279 cardiac surgery patients at Lankenau Hospital in suburban Philadelphia. Analysis of this data concluded that the difference in incidence of cerebrovascular accidents, or CVA, between the two groups translated into a potential avoidance of 12 CVAs in the study and approximately $254,214 in direct costs and more than $425,000 in total costs.

    Launch into Pediatric Applications and Somatic Monitoring

    Early in 2005 Somanetics began selling and marketing efforts for its INVOS System in the pediatric intensive care unit. Clinicians in this market quickly developed interest in monitoring changes in oxygen saturation in regions of the body in addition to the brain. This interest led to Somanetics applying for 510(k) clearance from the U.S. Food and Drug Administration (FDA) to market the INVOS System to monitor changes in somatic, or skeletal muscle, tissue blood oxygen saturation.

    In November, Somanetics received FDA 510(k) clearance for this new application of the INVOS System. This was an important milestone, allowing Somanetics to capitalize on emerging opportunities, such as combining cerebral and somatic oxygen monitoring for the benefit of infants and children in the intensive care setting and to pursue other opportunities for somatic monitoring.

    Increased Investment in Sales and Marketing

    Somanetics continued to increase investment in its direct U.S. sales team, which increased to 26 from 17 at the end of 2004. Somanetics also participated in a number of national and regional trade shows and medical conferences, supported peer-to-peer educational programs and developed new education, marketing and advertising materials to support selling efforts.

    Fiscal 2006 Business Outlook

    "Our positive clinical experience with the INVOS technology and our focus on education is serving us well for building an emerging market opportunity," said Barrett. "During 2006 we plan to continue to increase the size of our direct U.S. sales team, and evaluate initiating a direct presence in Europe to support Tyco Healthcare, our European distributor. We also will continue to work to position ourselves as the leader in cerebral and somatic oximetry technology innovation, clinical research and customer education," he said.

    Product and Technology Advancements

    This week, at the annual meeting of the Society for Thoracic Surgery, Somanetics is introducing its next generation INVOS System monitor that has the capability to display information from four SomaSensors. This will allow for simultaneous monitoring of changes in blood oxygen saturation in the brain and the somatic tissue in other regions of the body. Somanetics expects that the INVOS System will be used to monitor simultaneously the brain and somatic tissue initially for patients in the pediatric and neonatal intensive care unit, and believes there are other applications for this combined technology.

    Somanetics also is developing a smaller pediatric SomaSensor suitable for newborns. It is expected that marketing of the INVOS System in the neonatal intensive care unit will begin after completion of this sensor in late 2006.

    Sponsorship of Clinical Trial Involving Diabetic Major Surgery Patients

    Somanetics is sponsoring a prospective, randomized, blinded clinical trial involving diabetic patients over age 50 undergoing major general surgery. The initial phase of this trial is being conducted at Duke University Medical Center and the neighboring Veteran's Administration Hospital. During the initial phase, investigators will determine the number of patients required in a full trial for results to be statistically significant. If the results of the full trial are positive, Somanetics intends to target more actively the sale of the INVOS System for use in diabetic patients undergoing major general surgeries, consistent with FDA requirements.

    Also during 2006, Somanetics plans to begin to evaluate additional potential market segments for the INVOS System. These include using the INVOS System for cerebral and somatic applications in surgery, the adult intensive care unit, the emergency room, and in neurology and cardiology.

    2006 Guidance

    "We are proceeding to increase our investments to capitalize on our expanded opportunity for the combined cerebral and somatic INVOS System, strengthen our balance sheet and continue to deliver a favorable financial profile for a medical device company at our stage," said Barrett.

    Somanetics' financial guidance for fiscal year 2006 is based on current estimates. Somanetics undertakes no obligation to update its estimates. Somanetics is currently forecasting:

    *  Fiscal 2006 net revenues to increase approximately 50 percent over 2005.
    * Fiscal 2006 diluted earnings per share in the range of $0.40 to $0.42 before considering recognition of additional deferred tax assets.
    *  Fiscal 2006 gross margins of approximately 88 percent.

    About Somanetics

    Somanetics Corporation (Nasdaq: SMTS) develops, manufactures and markets the INVOS System, a non-invasive patient monitoring system that continuously measures changes in the blood oxygen levels in the brain. Surgeons, anesthesiologists and other medical professionals can use the information provided by the INVOS System, in conjunction with other available information, to identify brain oxygen imbalances and take necessary corrective action, potentially improving patient outcomes and reduce the costs of care. In November 2005, Somanetics received 510(k) clearance to market the INVOS System to monitor changes in blood oxygen saturation elsewhere in the body in somatic, or skeletal muscle, tissue in patients with or at risk for restricted blood flow. Somanetics supports its customers through a direct U.S. sales force and clinical education team. Globally, Edwards Lifesciences represents INVOS System products in Japan, and Tyco Healthcare markets INVOS System products in Europe, Canada, the Middle East and Africa. For more information visit http://www.somanetics.com .

    Somanetics to Host Conference Call

    Somanetics will web cast its fiscal 2005 conference call at 11:00 a.m. (ET) today. To join the web cast, visit the Investor Center section of Somanetics' website at http://www.somanetics.com and click on the "2005 Fiscal Year Conference Call" link. The call also will be archived on the website.

    Safe-Harbor Statement

    Except for historical information contained herein, the matters discussed in this news release, including financial guidance for fiscal year 2006, expected U.S. and international revenue growth and anticipated investments are forward-looking statements, the accuracy of which is necessarily subject to risks and uncertainties. Actual results may differ significantly from results discussed in the forward-looking statements. Actual results may be affected by, among other things, economic conditions in general and in the healthcare market, the demand for and market acceptance of our products in existing market segments and in new market segments we plan to pursue, our current dependence on the Cerebral Oximeter and SomaSensor, our dependence on distributors and independent sales representative firms for a substantial portion of our sales, our dependence on single-source suppliers, potential competition, the effective management of our growth, our ability to attract and retain key personnel, the potential for products liability claims, government regulation of our business, changes in our deferred tax assets, future stock option expenses, the challenges associated with developing new products and obtaining and maintaining regulatory approvals if necessary, research and development activities, the lengthy sales cycle for our products, changes in our actual or estimated future taxable income, changes in accounting rules, enforceability and the costs of enforcement of our patents, potential infringements of others' patents and the other factors set forth from time to time in Somanetics' Securities and Exchange Commission filings, including Somanetics' 2005 Annual Report on Form 10-K filed on January 31, 2006.

                            STATEMENTS OF OPERATIONS

                                                         For the Years Ended
                                                            November 30,
                                                     ---------------------------
                                                         2005           2004
                                                     ------------   ------------
NET REVENUES                                         $ 20,509,252   $ 12,608,615
COST OF SALES                                           2,601,488      2,050,253
    Gross margin                                       17,907,764     10,558,362

OPERATING EXPENSES:
    Research, development and engineering                 525,679        369,106
    Selling, general and administrative                13,241,053      8,237,401
        Total operating expenses                       13,766,732      8,606,507

OPERATING INCOME                                        4,141,032      1,951,855

OTHER INCOME:
    Interest income                                       310,055         54,721
        Total other income                                310,055         54,721
INCOME BEFORE INCOME TAXES                           $  4,451,087   $  2,006,576

INCOME TAX BENEFIT                                      3,300,000      6,700,000
NET INCOME                                           $  7,751,087   $  8,706,576

NET INCOME PER COMMON
    SHARE - BASIC                                    $        .75   $        .89
NET INCOME PER COMMON
    SHARE - DILUTED                                  $        .66   $        .77
WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING --
    BASIC                                              10,322,226      9,780,104
WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING --
    DILUTED                                            11,797,799     11,323,272

                             SOMANETICS CORPORATION

                                 BALANCE SHEETS

                                                           November 30,
                                                    ---------------------------
                                                        2005           2004
                                                    ------------   ------------
ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                       $ 13,148,237   $  7,069,542
    Accounts receivable                                3,531,740      2,022,544
    Inventory                                          1,058,101        682,910
    Prepaid expenses                                     623,303        257,893
    Deferred tax asset - current                       1,561,322        510,000
        Total current assets                          19,922,703     10,542,889
PROPERTY AND EQUIPMENT:
    Demonstration and no capital cost
     sales equipment at customers                      1,916,655      1,628,431
    Machinery and equipment                              768,992        704,581
    Furniture and fixtures                               289,397        255,044
    Leasehold improvements                               187,135        171,882
        Total                                          3,162,179      2,759,938
    Less accumulated depreciation and
     amortization                                     (1,836,438)    (1,675,881)
        Net property and equipment                     1,325,741      1,084,057
OTHER ASSETS:
    Deferred tax asset - non-current                   8,438,678      6,190,000
    Intangible assets, net                                16,921        952,926
    Other                                                 15,000         15,000
        Total other assets                             8,470,599      7,157,926
TOTAL ASSETS                                        $ 29,719,043   $ 18,784,872

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable                                $    712,796   $    529,097
    Accrued liabilities                                1,165,594        703,109
        Total current liabilities                      1,878,390      1,232,206
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
    Preferred shares; authorized, 1,000,000
     shares of $.01 par value; no shares
     issued or outstanding                                    --             --
    Common shares; authorized, 20,000,000
     shares of $.01 par value; issued and
     outstanding, 10,715,885 shares at
     November 30, 2005, and 10,137,782
     shares at November 30, 2004                         107,159        101,378
    Additional paid-in capital                        64,864,554     62,333,435
    Accumulated deficit                              (37,131,060)   (44,882,147)
        Total shareholders' equity                    27,840,653     17,552,666
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          $ 29,719,043   $ 18,784,872

SOURCE  Somanetics Corporation
    -0-                             01/31/2006
    /CONTACT: Mary Ann Victor, Vice President and Chief Administrative Officer of Somanetics Corporation, +1-248-689-3050 ext. 204, Fax: +1-248-689-4272/
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.somanetics.com /
    (SMTS)